Coopers &
Lybrand                                                       Exhibit 23



                Consent of Independent Accountants



Ford Motor Company
The American Road
Dearborn, Michigan


Re:           Ford Motor Company Registration Statement
              Nos. 33-50238, 33-19036, 33-36043, and  2-95018 on Form S-8


We consent to the incorporation by reference in the above Registration Statements of our report dated June 10, 1994 to the Board of Directors of Ford Motor Company with respect to the financial statements of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees at December 31, 1993 and 1992 and for the period ended December 31, 1993, which is included in this Annual Report on Form 11-K.




/s/COOPERS & LYBRAND


400 Renaissance Center
Detroit, Michigan 48243
June 24, 1994